Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2009 Results

Company Declares Regular Quarterly Dividend of $0.36 Per Share

MOBILE, Ala.--(BUSINESS WIRE)--April 23, 2009--Computer Programs and Systems, Inc. (NASDAQ: CPSI):

First Quarter Highlights:

  Revenues of $30.1 million;
  Earnings per diluted share of $0.37;
  Cash provided by operations of $3.7 million; and
  Quarterly dividend of $0.36 per share.

Computer Programs and Systems, Inc. (NASDAQ: CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2009.

The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on May 26, 2009, to stockholders of record as of the close of business on May 11, 2009.

Total revenues for the first quarter ended March 31, 2009, increased 2.1% to $30.1 million, compared with total revenues of $29.5 million for the prior-year period. Net income for the quarter ended March 31, 2009, increased 14.8% to $4.0 million, or $0.37 per diluted share, compared with $3.5 million, or $0.32 per diluted share, for the quarter ended March 31, 2008. Cash provided by operations for the first quarter of 2009 was $3.7 million, compared with $4.3 million for the prior-year period.

Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, “We are pleased with our performance in the first quarter, which reflects a somewhat longer sales cycle. Nevertheless, we continue to see strong demand in our marketplace. In addition, there is anecdotal evidence suggesting that the federal stimulus package is increasing interest in IT solutions at the hospital level.”

For the second quarter of 2009, the Company anticipates total revenues of $30.0 million to $31.5 million and net income of approximately $4.1 million to $4.3 million, or $0.38 to $0.40 per diluted share. CPSI’s 12-month backlog as of March 31, 2009, was $100.1 million, consisting of $18.6 million in non-recurring system purchases and $81.5 million in recurring payments for support, Business Management Services, ASP and ISP contracts.

A listen-only simulcast and replay of CPSI’s first quarter 2009 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 24, 2009, beginning at 9:00 a.m. Eastern Time.

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 650 client hospitals in 47 states and the District of Columbia. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; changes in accounting principles generally accepted in the United States; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to us or our customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Sales revenues:
System sales	$9,617	$10,655
Support and maintenance	13,833	13,086
Business management services	6,686	5,776
Total sales revenues	30,136	29,517

Cost of sales:
System sales	7,807	7,903
Support and maintenance	4,941	4,797
Business management services	3,882	3,585
Total cost of sales	16,630	16,285
Gross profit	13,506	13,232

Operating expenses:
Sales and marketing	2,076	2,260
General and administrative	5,142	5,474
Total operating expenses	7,218	7,734

Operating income	6,288	5,498
Interest income, net	233	265
Income before taxes	6,521	5,763
Provision for income taxes	2,496	2,257
Net income	$4,025	$3,506

Basic earnings per share	$0.37	$0.32
Diluted earnings per share	$0.37	$0.32

Weighted average shares outstanding:
Basic	10,906	10,822
Diluted	10,912	10,844

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Balance Sheets
(in thousands, except per share data)

	March 31, 2009	Dec. 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,246	$11,744
Investments	11,963	11,846
Accounts receivable, net of allowance for doubtful accounts of $591 and $628, respectively	16,708	15,601
Financing receivables, current portion	2,236	2,357
Inventory	1,486	1,374
Deferred tax assets	1,380	1,332
Prepaid income taxes	–	319
Prepaid expenses	577	501
Total current assets	46,596	45,074

Financing receivables, long-term	2,928	2,980
Property and equipment	12,408	12,080
Accumulated depreciation	(7,704)	(7,267)
Total assets	$54,228	$52,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,361	$1,830
Deferred revenue	3,655	3,728
Accrued vacation	2,371	2,297
Income taxes payable	1,212	–
Other accrued liabilities	2,804	3,997
Total current liabilities	11,403	11,852

Deferred tax liabilities	715	456

Stockholders’ equity:
Common stock, par value $0.001 per share, 30,000 shares authorized, 10,952 and 10,894 shares issued and outstanding	11	11
Additional paid-in capital	28,464	27,007
Accumulated other comprehensive income	48	56
Retained earnings	13,587	13,485
Total stockholders’ equity	42,110	40,559
Total liabilities and stockholders’ equity	$54,228	$52,867

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
(In thousands)

The following table summarizes free cash flow for the Company:

	Three Months Ended March 31,
	2009	2008
Net cash provided by operating activities	$3,655	$4,329
Purchases of property and equipment	(328)	(311)
Free cash flow	$3,327	$4,018

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

CONTACT:
Computer Programs and Systems, Inc.
Darrell G. West, 251-639-8100
Vice President-Finance and Chief Financial Officer